Exhibit 99.2

BALANCE SHEETS
	NANOTECH INDUSTRIES	EPOD SOLAR INC.		CONSOLIDATED PRO FORMAT
	INTERNATIONAL, INC.		Elmination	BALANCE SHEETS
	(A Development Stage company)	(A Development Stage company)	Entries.

	July 31-2010	28-Feb-10
		(unaudited)
ASSETS
Current assets
Cash	$25,000	$-		$25,000
Prepaid expenses		940		940
Total Current assets	25,000	940		25,940

Intangible assets	500,000	-		500,000

Total assets	$525,000	$940		$525,940

LIABILITIES
Accounts Payable	$-	$14,141		$14,141
Due to a related party	-	41,206		41,206
Long term debt	500,000	-		500,000
Total liabilities	500,000	55,347		555,347

STOCKHOLDERS’ DEFICIT
Common stock
50,000,000 shares authorized with a par value of $0.001 Issued and outstanding				-
33,810,035 common shares issued and outstanding as at July 31, 2010	338,100	-	(338,100)	-
75,000,000 shares authorized with a par value of $0.01 2,849,000 common shares issued and outstanding as at February 28, 2010		2,849	2,353	5,202
Additional paid in capital	654,499	45,970	232,521	932,990
Deficit accumulated during the development stage		(103,226)	103,226	-
Deficit	(967,599)			(967,599)
Total stockholders’ deficit	25,000	(54,407)	-	(29,407)

Total liabilities and stockholders’ deficit	$525,000	$940	-	$525,940

STATEMENTS OF OPERATIONS	NANOTECH INDUSTRIES	EPOD SOLAR INC.	CONSOLIDATED PRO FORMAT
	INTERNATIONAL, INC.	(A Development	STATEMENTS OF
	(A Development Stage company)	Stage company)	OPERATIONS

	July 31-2010	Feb-28-10
		(unaudited)
Revenues	$-	$-	$-

Selling, general and administrative:		(4,320)	(4,320)
Stock Compensation	(338,100)	-	(338,100)
Warrant expense	(629,499)	-	(629,499)

Total selling, general and administrative	(967,599)	(4,320)	(971,919)

Net loss	$(967,599)	$(4,320)	$(971,919)

STATEMENTS OF OPERATIONS	NANOTECH INDUSTRIES	EPOD SOLAR INC.	CONSOLIDATED PRO FORMAT
	INTERNATIONAL, INC.	(A Development	STATEMENTS OF
	(A Development Stage company)	Stage company)	OPERATIONS

	July 31-2010	May-31-09
		(unaudited)

Revenues	$-	$-	$-

Selling, general and administrative:		(43,676)	(43,676)
Stock Compensation	(338,100)		(338,100)
Warrant expense	(629,499)		(629,499)

Total selling, general and administrative	(967,599)	(43,676)	(1,011,275)

Net loss	$(967,599)	$(43,676)	$(1,011,275)

EPOD Solar Inc.

(A Development Stage Company)

Notes to Pro Forma Consolidated Financial Statements

February 28, 2010

(Unaudited)

NOTE 1– PRO FORMA ASSUMPTIONS AND ADJUSTMENTS

Effective August 30, 2010, EPOD Solar Inc. completed the acquisition of 100% of the outstanding shares of common stock of Nanotech Industries International Inc. EPOD Solar issued 3,381,003 common shares in exchange for 33,381,035 common shares of Nanotech Industries International Inc. As part of the acquisition, certain shareholders of EPOD Solar Inc. relinquished a total of 1,028,000 to EPOD Solar Inc. for cancellation.

In the Pro forma statements, the $338,100 common stock of Nanotech Industries International Inc. was eliminated in order to present the pro forma statements with Stock Holder’s Deficit values that reflect those of EPOD Solar Inc.